Exhibit 3.1

CORPORATE ACCESS NUMBER: 2019774088 Government o f Alb e rt a Ŷ BUSINESS CORPORATIONS ACT 0 CERTIFICATE OF AMENDMENT AND REGISTRATION OF RESTATED ARTICLES ZOMEDICA CORP. AMENDED ITS ARTICLES ON 2020/10/02.

Articles Of Amendment Business Corporations Act Sectio n 2 7 or 171 Name of Corporation Corporate Access Number ZOMEDICA PHARMACEUTICALS CORP. 2019774088 THE ARTICLES OF INCORPORATION ARE AMENDED IN ACCORDANCE WITH SECTION 173(1) OF THE BUSINESS CORPORATIONS ACT(ALBERTA) {the "ACT") AS FOLLOWS: (a) pursuant to subsection 173 (1)(a) of the Act, to amend item 1 , Name of Amalgamated Corporation, to change the name of the Corporation to : "Zomedica Corp . " (b) pursuant to subsection 173 (1)(n) of the Act, to amend item 6 , Other provisions (if any), to delete the following provision from the Schedule of Other Rules or Provisions : "(c) The Corporation has a lien on a share registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation . " 0 {c) pursuant to subsection 173 (1)(n) of the Act, to amend item 6 , Other provisions {if any), to add the following provision to the Schedule of Other Rules or Provisions as paragraph (c) after existing paragraph (b) : AMENDMENTS: 173(1)(a) and 173(1)(n) iul "(c) Meetings of the Shareholders may be held at any place within or outside Alberta as determined by the directors from time to time." REGISTERE D WIT H ALBERTA CORPORATE REGISTRIES (CORES) O N ? cf2.,. a / i CJ / cfL_ ' B y Fasken Martineau DuMouli n LLP CD Ann Cotter 10/01/20 Authorized Signature Chief Financial Officer Name of Person Authorizing Date Title of Person Authorizing This information is being collected for the purposes of corporate registry records in accordance with the Business Corporations Act (Alberta). Questions about the collection of this information can be directed to the Freedom of Information and Protection of Privacy Coordinator for Alberta Registries, Box 3140, Edmonton, Alberta T5J 2G7, (780) 427 - 7013. u 320926.00002/94599814.3

SCHEDULE OF OTHER RULES OR PROVISIONS (a) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1 / 3 of the number of Directors who held office at the expiration of the last Annual General Meeting of the Corporation . (b) A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the close of the third Annual Meeting of Shareholders following the election . (c) Meetings of the Shareholders may be held at any place within or outside Alberta as determined by the directors from time to time . 0 (_) 3 2092 6 .00002/9465 3 605 . I

!File YearllDat e File d I 12020 112020/06/021 12019 1 020/06/021 12018 1 019/02/261 n Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2020/10/02 Service Request Number: 34168735 Corporate Access Number: 2019774088 Business Number: Legal Entity Name: French Equivalent Name: Legal Entity Status: Alberta Corporation Type: New Legal Entity Name: 830376737 ZOMEDICA PHARMACEUTICALS CORP. New French Equivalent Name: Nuans Number: Nuans Date: French Nuans Number: French Nuans Date: Share Structure: Share Transfers Restrictions: Number of Directors: Min Number Of Directors: Max Number Of Directors: Business Restricted To: Business Restricted From: SEE THE ATTACHED SCHEDULE OF SHARE CAPITAL. NONE. Active Named Alberta Corporation ZOMEDICA CORP. 121009888 2020/07/20 0 Other Provisions: BCA Section/Subsection: Professional Endorsement Provided: Future Dating Required: 2 15 NONE. NONE. SEE THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS. 173(1)(A)(N) Annual Return

I Attachment Type IIMicrofilm Bar CodellDate Recorded !Share Structure IIELECTRONIC 112016/06/21 !Statutory Declaration 1110000907120614999112016/06/21 !other Rules or ProvisionsllELECTRONIC 112016/06/21 !Shares i n Serie s IIELECTRONIC 1120 I 9/05/09 !other Rules or ProvisionsllELECTRONIC 112020/10/02 Attachment n Registration Authorized By: ANN COTTER OFFICER The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry. 0 u

SCHEDULE OF OTHER RULES OR PROVISIONS n (a) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additiona l Director s shal l no t a t an y tim e excee d 1/ 3 o f the the numbe r o f Director s wh o hel d offic e a t th e expiratio n of last Annual General Meeting of the Corporation. appointe d fo r term s expirin g no t late r tha n th e clos e of (b ) A Directo r o r Director s o f th e Corporatio n ma y b e electe d or the third Annual Meeting of Shareholders following the election. (c) Meetings of the Shareholders may be held at any place within or outside Alberta as determined by the directors from time to time . 0 u

CORPORATE ACCESS NUMBER: 2019774088 Government of Alber ta Ŷ BUSINESS CORPORATIONS ACT CERTIFICATE OF AMENDMENT (J ZOMEDICA PHARMACEUTICALS CORP. AMENDED ITS ARTICLES TO CREATE SHARES IN SERIES ON 2019/05/09.

n Articles Of Amendment Busines s Corporalions Act Sectio n 2 9 o r 177 1. Name of Corporation 2 . Corporat e Acces s Number ZOMEDICA PHARMACEUTICALS CORP. 2019774088 3. The Articles of the above named corporation are amended as follows: Pursuant to subsection 29 (5) of the Business Corporations Act (Alberta), the Articles of the Corporation are hereby amended by the creation of the first series of Prefen - ed Shares, to be designated as "Series I Prefen - ed Shares", to be limited in number to 20 , each such Series I Prefen - ed Share having attached thereto the rights, privileges, restrictions and conditions set out in the Schedule attached hereto and forming a part of this fonn . 0 Date u (893 7091.006PAB) (W:/DOCS/7091.006/43/00543732.DOC /) Title . C,, ) / \ ,qi - .) - G. - :.0 FILE D ELECTRONICALLY MAYO 9 2019 B Y TINGL E MERRETT LL P .

n SCHEDULE TO THE ARTICLES OF AMENDMENT OF ZOMEDICA PHARMACEUTICALS CORP. (the "Corporation") SERIES 1 PREFERRED SHARES TERMS AND CONDITIONS The Corporation is authorized to issue an unlimited number of Preferred Shares, issuable in series. The rights, privileges, restrictions and conditions attaching to the Series I Preferred Shares are as follows: 1. Authorization The Corporation is authorized to issue up to 20 Series I Preferred Shares (each a "Preferred Share"). Stated Value The stated value of the Preferred Shares (the "Stated Value") shall be U.S.$1,000,000 per Preferred Share. I.I 2. 2.1 3. 3.1 0 4. 4.1 4.2 5. 5.1 Voting Rights Subject to applicable law, including the provisions of the Business Corporations Act (Alberta), the holders of the Preferred Shares shall not, as such, be entitled to receive notice of, to attend or to vote at any meeting of the s . hareholders of the Corporation . Dividends The holders of the Preferred Shares shall not be entitled to receive any dividends that are declared by the Board of Directors of the Corporation. Notwithstanding the foregoing, the directors may declare dividends on any class of share other than the Preferred Shares. Net Sales Return The holders of the Preferred Shares shall have the right to receive a return on their investment in the Preferred Shares in lieu of the payment of dividends, with such return being in the aggregate amount of nine percent ( 9% ) of Net Sales (the "Net Sales Return"), subject to the terms and conditions set forth herein . Such return shall be payable until such time as the aggregate Net Sales Returns paid to the holders of the Preferred Shares equals the Redemption Amount (as hereinafter defined), at which time such right shall terminate and no further Net Sales Returns shall be paid or payable to the holders of Preferred Shares . 5.2 Definitions. For purposes of this Section 5, the following terms have the following meanings: a. u "Affiliate" means any person controlled directly or indirectly through one or more intermediaries, by the Corporation . A Person shall be regarded as in control of the Corporation if the Corporation owns or directly or indirectly controls more than fifty I

b. c. percent ( 50% ) of the voting shares or other ownership interest of the other person, or ifit possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such person ; "Licensing Proceeds" means all cash received by the Corporation and its Affiliates from third party licensees or partners with respect to licensing or partnering arrangements with respect to a Product, including, without limitation : (i) royalties based on sales of Products by third party licensees or their sublicensees ; (ii) any licensing fees (including, without limitation, upfront fees) for rights to develop or commercialize Products, or other payments in connection with the licensing of rights with respect to Products ; (iii) milestone payments (including without limitation, those based on development, regulatory or commercialization milestones for Products) ; and (iv) research and development funding ; "Net Sales" means for any period, the gross amount invoiced by the Corporation and its Affiliates for the sale of Products, (including, without limitation, third party agents, distributors and wholesalers), less the total of the following, to the extent applicable : ( i ) trade, cash and/or quantity discounts not already reflected in the amount invoiced; ( ii ) 0 ( iii ) (iv) (v) all excise, sales and other consumption taxes (including VAT) and custom duties, whether or not specifically identified as such in the invoice to the third party; freight, distribution, insurance and other transportation charges, whether or not specifically identified as such in the invoice to the third party; amounts repaid or credited by reason of rejections, defects or returns 'or because of chargebacks, retroactive price reductions, refunds or billing errors; any royalty amounts or license fees payable by the Corporation to a non - Affiliate third party for access to, or licensing in of, such non - Affiliate third party's intellectual property rights for use or exploitation of the Products ; and (vi) rebates and similar payments made with respect to sales paid for or reimbursed by any governmental or regulatory authority such as, by way of illustration, United States Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program . For purposes of determining Net Sales, "sale" will not include transfers or dispositions for charitable, promotional, pre - clinical, clinical, regulatory or governmental purposes; and d. "Product" means any product produced or sold by the Corporation. Timing of Net Sales Return Payments . With respect to Products that the Corporation commercializes directly, Net Sales Returns, if any, will be paid annually 15 business days after the issuance of the Corporation's audited financial statements for the prior year . With respect to Products that the Corporation sublicenses or otherwise disposes of to a third - party, Net Sales Returns, if any, will be paid 7 business days after the end of the applicable quarter in which such Licensing Proceeds were received by the Corporation (each of the foregoing dates upon which 5.3 2

5.4 5.5 5.6 5.7 6. 6.1 0 6.2 Net Sales Returns are to be calculated are hereinafter referred to as a "Net Sales Return Record Date", as applicable). Allocation of Net Sales Returns . Once the Net Sales Returns have been calculated in accordance with this Section, the Net Sales Return shall be allocated and payable in cash on a pro rata basis to the holders of the Preferred Shares as of the applicable Net Sales Return Record Date . Termination upon Redemption . Upon the exercise by the Corporation of its right of Redemption pursuant to Section 6 herein, the right of the holders of the Preferred Shares to receive the Net Sales Returns shall terminate . Unsecured Obligations. The Net Sales Returns are unsecured obligations of the Corporation. Amendments, Modifications and Waivers . All modifications, amendments or waivers to the Net Sales Returns shall require the written consent of the Corporation and the Holders of the majority of the issued and outstanding Preferred Shares . Redemption The redemption amount of the Preferred Shares (the "Redemption Amount") shall be equal to the following: [Stated Value multiplied by nine (9)] less [cumulative aggregate Net Sales Returns that have been paid to holders (as of the Redemption Date)] . Subject to applicable law, including the provisions of the Business Corporations Act (Alberta), the Corporation shall have the right to redeem, at any time following the payment to the holders of the Preferred Shares of the Redemption Amount, all, or from time to time any part of, the then outstanding Preferred Shares via the delivery to such holders of a Redemption Notice in accordance with Section 6 . 4 herein, together with all accrued and unpaid Net Sales Returns in respect thereof up to the most recent Net Sales Return Record Date (the foregoing is herein referred to as the "Redemption") . 6.3 In case only a part of the then outstanding Preferred Shares is at any time to be redeemed, the Preferred Shares so to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of Preferred Shares or in such other manner as the Board of Directors deems reasonable . 6.4 On any Redemption of Preferred Shares under this Section 6 , the Corporation shall, subject to the unanimous waiver of notice by the registered holders thereof, give at least IO days before the date fixed for redemption (the "Redemption Date"), a notice in writing of the intention of the Corporation to redeem Preferred Shares (the "Redemption Notice") to each person who at the date of giving of such notice is a registered holder of Preferred Shares to be redeemed . The Redemption Notice shall set out the calculation of the Redemption Amount, the Redemption Date and the number of Preferred Shares so held that are to be redeemed . 6.5 The delivery of the Redemption Amount by such reasonable means as the Corporation deems desirable, on or before the Redemption Date shall be deemed to give effect to the Redemption on the Redemption Date . Notwithstanding the foregoing, the Corporation shall be entitled to require at any time, and from time to time, that the Redemption Amount be delivered to holders of 3

0 Preferred Shares only upon presentation and surrender at the registered office of the Corporation or at any other place or places in Alberta designated by the Redemption Notice of the certificate or certificates for such Preferred Shares to be redeemed . 6.6 From and after the Redemption Date, the Preferred Shares shall no longer be deemed to be outstanding for any purpose and shall represent only the right to receive the Redemption Amount. 6 . 7 Preferred Shares that are redeemed or deemed to be redeemed in accordance with this Section 6 shall, subject to applicable law, be and be deemed to be returned to the authorized but unissued capital of the Corporation . 7. Liquidation and Fundamental Transactions 7 . 1 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (other than in the case of a Fundamental Transaction), the holders of Preferred Shares shall be entitled to receive the Stated Value per share (on a pro rata basis) less Net Sales Returns paid or payable up to the most recent Net Sales Return Record Date prior to the commencement of any such liquidation, dissolution, winding up or other distribution of the assets of the Corporation, to be paid all such money before any money shall be paid or property or assets distributed to the holders of any Common Shares or other shares in the capital of the Corporation ranking junior to the Preferred Shares with respect to return of capital . 7.2 A "Fundamental Transaction" means a transaction or series of transactions that result in any of the following: a. an amalgamation, arrangement, merger, consolidation, takeover, reverse takeover, reorganization or other business combination or other similar transaction of the Corporation with or into any other person (provided that the other person is not an affiliate of the Corporation) whereby all or substantially all of the issued and outstanding Common Shares are sold, transferred or exchanged for cash and/or securities pursuant to which the shareholders of the Corporation immediately prior to such Fundamental Transaction do not immediately thereafter own shares of a successor continuing corporation that entitle them to cast more than 50 % of the votes attaching to all shares in the capital of the successor or continuing corporation that may be cast to elect directors of that corporation ; b. a sale, lease, disposition or conveyance of the property and/or assets of the Corporation as an entirety or substantially as an entirety to any other person (provided that the other person is not an affiliate of the Corporation) for consideration consisting of cash and/or securities and the subsequent distribution of all of such consideration to all of the holders of Common Shares, on a pro rata basis ; 7 . 3 In the event of a Fundamental Transaction, the holders of the Preferred Shares shall be entitled to receive in exchange for their Preferred Shares the following amount (such amount, the "Fundamental Transaction Amount") : lJ 4

a. Fundamental Transaction completed within the first year from issuance of Preferred Shares: [ 5 x State d Capital]; b. Fundamental Transaction completed within the second year from issuance of Preferred Shares: [5.5 x Stated Capital]; c. Fundamental Transaction completed within the third or fourth year from issuance of Preferred Shares: [6 x State d Capital]; d. Fundamental Transaction completed within the fifth year from issuance of Preferred Shares: [7 x State d Capital]; and e. Fundamental Transaction completed more than six (6) years from issuance of Preferred Shares: [9 x Stated Capital]. 0 7.4 7.5 7.6 7.7 u provided however that in each case, the maximum aggregate amount payable under this Section 7.3 shall be lesser of: (a) the aggregate consideration payable under the Fundamental Transaction plus any Net Sales Returns paid to date; and (b) the Redemption Amount. The Fundamental Transaction Amount shall be paid in cash or, if the consideration payable under the Fundamental Transaction consists of securities or other assets (other than cash), the value attributed to such consideration in the Fundamental Transaction . The acquirer under the Fundamental Transaction (whether that be the Corporation, any successor entity or any other third party offeror) shall pay to each holder of Preferred Shares, such holder's pro rata portion of the Fundamental Transaction Amount in cash, securities or other assets (as applicable under the Fundamental Transaction) no later than 30 days after the consummation of the Fundamental Transaction upon surrender of the Preferred Shares for cancellation . The right of the holders to receive the Fundamental Transaction Amount shall be prior in right of payment to the the right of the holders of any Common Shares or other shares in the capital of the Corporation ranking junior to the Preferred Shares with respect to return of capital to receive any payment in connection with a Fundamental Transaction . From and after the effective date of a Fundamental Transaction, the Preferred Shares shall no longer be deemed to be outstanding for any purpose and shall represent only the right to receive the Fundamental Transaction Amount . In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after the payment of all preferential amounts required to be paid to the holders of Preferred Shares, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of Common Shares, pro rata based on the number of shares held by each holder . 5

8. Amendments 8.1 The rights, privileges, restrictions and conditions attached to the Preferred Shares may be amended, modified, suspended, altered or repealed but only if consented to, or approved by, the holders of the Preferred Shares in the manner hereinafter specified and in accordance with any requirements of applicable law . 9. Approval by Holders of Preferred Shares 9.1 For the purpose of Section 8 , any consent or approval given by the holders of Preferred Shares shall be deemed to have been sufficiently given if it shall have been given in writing by all the holders of the outstanding Preferred Shares or by a resolution passed at a meeting of holders of Preferred Shares duly called and held upon not less than 21 days' notice in writing to the holders at which the holders of at least 50 % of the outstanding Preferred Shares are present or are represented by proxy and carried by the affirmative vote of not less than two - thirds of the votes cast at such meeting . On every ballot cast at every meeting of the holders of the Preferred Shares, every holder of a Preferred Share shall be entitled to one (I) vote in respect of each Preferred Share held . Subject to the foregoing, the formalities to be observed in respect of the giving or waiving of notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in the by - laws of the Corporation . 0 u 6

n Name/Structure Change Alberta Corporation - Registration Statement Alberta Amendment Date: 2019/05/09 Service Request Number: 30991058 Corporate Access Number: 2019774088 Legal Entity Name: French Equivalent Name: Legal Entity Status: Alberta Corporation Type: New Legal Entity Name: New French Equivalent Name: Nuans Number: Nuans Date: French Nuans Number: French Nuans Date: Share Structure: Share Transfers Restrictions: Number of Directors: Min Number Of Directors: Max Number Of Directors: Business Restricted To: Business Restricted From: Other Provisions: BCA Section/Subsection: Professional Endorsement Provided: Future Dating Required: ZOMEDICA PHARMACEUTICALS CORP. Active Named Alberta Corporation ZOMEDICA PHARMACEUTICALS CORP. 0 SEE THE ATTACHED SCHEDULE OF SHARE CAPITAL. NONE. 2 15 NONE. NONE. SEE THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS. 29(5) Annual Return !File YearllDat e Filed! 12018 112019/02/261 12017 112017/06/301 u

I Attachment Type IIMicrofilm Bar Codell»ate Recorded [share Structure [[ELECTRONIC 112016/06/21 !Other Rules or ProvisionsllELECTRONIC 112016/06/21 [statutory Declaration 1110000907120614999112016/06/21 !Shares in Series IIELECTRONIC 112019/05/09 Attachment Registration Authorized By: PAUL A. BOLGER SOLICITOR The Registrar of Corporations certifies that the information contained in this statement is an accurate reproduction of the data contained in the specified service request in the official public records of Corporate Registry. 0 u

SCHEDUL E T O TH E ARTICLE S O F AMENDMEN T OF ZOMEDIC A PHARMACEUTICAL S CORP. (th e "Corporation" ) SERIE S l PREFERRE D SHARES TERM S AN D CONDITIONS The Corporation is authorized to issue an unlimited number of Preferred Shares, issuable in series. The rights, privileges, restrictions and conditions attaching to the Series l Preferred Shares are as follows: l. Authorization 1.1 The Corporation is authorized to issue up to 20 Series l Preferred Shares (each a "Preferred Share"). 2. State d Value 2,1 The stated value of the Preferred Shares (the "Stated Value") shall be U.S.$1,000,000 per Preferred Share. 3. Votin g Rights 1. Subject to applicable law, including the provisions of the Business Corporations Act (Alberta), the holders of the Preferred Shares shall not, as such, be entitled to receive notice of, to attend or to vote at any meeting of the shareholders of the Corporation. 4. Dividends 1. The holders of the Preferred Shares shall not be entitled to receive any dividends that are declared by the Board of Directors of the Corporation. 4,2 Notwithstanding the foregoing, the directors may declare dividends on any class of share other than the Preferre d Shares. S . Ne t Sale s Return 1. The holders of the Preferred Shares shall have the righ t t o receiv e a retur n o n thei r investmen t i n the Preferred Shares in lieu of the payment of dividends, with such return being in the aggregate amount of nine percent (9%) of Net Sales (the "Net Sales Return"), subject to the terms and conditions set .forth herein. Such return shall be payable until such time as the aggregate Net Sales Returns paid to the holders of the Preferred Shares equals the Redemption Amount (as hereinafter defined), at which time such right shall terminate and no further Net Sales Returns shall be paid or payable to the holders of Preferred Shares. 2. Definitions. For purposes of this Section S, the followin g term s hav e th e followin g meanings: a. "Affiliate" means any person controlled directly or indirectly through one or more intermediaries, by the

Corporation. A Person shall be regarded as in control of the Corporation if the Corporation owns or directly or indirectly controls more than fifty percent (50%) of the votin g share s o r othe r ownershi p interes t o f th e other person , o r i f i t possesses , directl y o r indirectly , the powe r t o direc t o r caus e th e directio n o f th e management an d policie s o f suc h person; b. "Licensing Proceeds" means all cash received by the Corporation and its Affiliates from third party licensee s o r partner s wit h respec t t o licensin g or partnerin g arrangement s wit h respec t t o a Product, including, without limitation: (i) royalties based on sale s o f Product s b y thir d part y licensee s o r their sublicensees; (ii) any licensing fees (including, without limitation, upfront fees) for rights to develop or commercialize Products, or other payments in connection wit h th e licensin g o f right s wit h respec t t o Products; (iii) mileston e payment s (includin g withou t limitation, those based on development, regulatory or commercialization milestones for Products); and (iv) researc h an d developmen t funding; c . "Ne t Sales " mean s fo r an y period , th e gross amount invoiced by the Corporation and its Affiliates for the sale of Products, (including, without limitation, third party agents, distributors and wholesalers), less the total of the following, to the extent applicable: (i) trade , cas h and/o r quantit y discounts not already reflected in the amount invoiced; (ii) al l excise , sale s an d othe r consumption taxes (including VAT) and custom duties, whether or not specifically identified as such in the invoice to the thir d party; (iii) freight , distribution , insuranc e and othe r transportatio n charges , whethe r o r no t specifically identifie d a s suc h i n th e invoic e t o th e thir d party; (iv) amount s repai d o r credite d b y reaso n of rejections, defects or returns or because of chargebacks, retroactiv e pric e reductions , refund s o r billin g errors; (v) an y royalt y amount s o r licens e fees payabl e b y th e Corporatio n t o a non - Affiliat e thir d party fo r acces s to , o r licensin g i n of , suc h non - Affiliate thir d party' s intellectua l propert y right s fo r us e or exploitatio n o f th e Products ; and (vi) rebate s an d simila r payment s mad e with respect to sales paid for or reimbursed by any governmental or regulatory authority such as, by way of illustration, United States Federal or state Medicaid, Medicare or similar state program or equivalent foreign governmental program. For purposes of determining Net Sales, "sale" will no t includ e transfer s o r disposition s fo r charitable, promotional , pre - clinical , clinical , regulator y or governmenta l purposes ; and d. "Product" means any product produced or sold by th e Corporation. 3. Timing of Net Sales Return Payments. With respect to Products that the Corporation commercializes directly, Net Sales Returns, if any, will be paid annually 15 busines s day s afte r th e issuanc e o f th e Corporation's audite d financia l statement s fo r th e prio r year . With respect to Products that the Corporation sublicenses or otherwis e dispose s o f t o a third - party , Ne t Sales Returns , i f any , wil l b e pai d 7 busines s day s afte r the en d o f th e applicabl e quarte r i n whic h suc h Licensing Proceeds were received by the Corporation (each of the foregoing dates upon which Net Sales Returns are to be calculated are hereinafter referred to as a "Net Sales Retur n Recor d Date" , a s applicable) . 4. Allocatio n o f Ne t Sale s Returns . Onc e th e Ne t Sales Return s hav e bee n calculate d i n accordanc e wit h this Section , th e Ne t Sale s Retur n shal l b e allocate d and payable in cash on a pro rata basis to the holders of the Preferred Shares as of the applicable Net Sales Return Recor d Date. 5. Terminatio n upo n Redemption . Upo n th e exercis e by the Corporation of its right of Redemption pursuant to Sectio n 6 herein , th e righ t o f th e holder s o f the Preferred Shares to receive the Net Sales Returns shall terminate. 6. Unsecure d Obligations . Th e Ne t Sale s Return s are unsecure d obligation s o f th e Corporation. 7. Amendments, Modifications and Waivers. All modifications, amendments or waivers to the Net Sales Return s shal l requir e th e writte n consen t o f the Corporatio n an d th e Holder s o f th e majorit y o f th e issued an d outstandin g Preferre d Shares. 6. Redemption 1. Th e redemptio n amoun t o f th e Preferre d Share s (the "Redemptio n Amount" ) shal l b e equa l t o th e following: [State d Valu e multiplie d b y nin e (9) ] les s [cumulative aggregat e Ne t Sale s Return s tha t hav e bee n pai d to holder s (a s o f th e Redemptio n Date)]. 2. Subjec t t o applicabl e law , includin g th e provisions o f th e Busines s Corporation s Ac t (Alberta) , the Corporation shall have the right to redeem, at any time following the payment to the holders of the Preferred Shares of the Redemption Amount, all, or from time to time any part of, the then outstanding Preferred Shares via the delivery to such holders of a Redemption Notice in accordance with Section 6.4 herein, together with all accrued and unpaid Net Sales Returns in respect thereof up to the most recent Net Sales Return Record Date (the foregoing is herein referred to as the "Redemption"). 3. I n cas e onl y a par t o f th e the n outstandin g Preferred Share s i s a t an y tim e t o b e redeemed , th e Preferred

Shares so to be redeemed shall be redeemed pro rata, excluding fractions, from the holdings of all shareholders of Preferred Shares or in such other manner a s th e Boar d o f Director s deem s reasonable. 4. On any Redemption of Preferred Shares under this Section 6, the Corporation shall, subject to the unanimous waiver of notice by the registered holders thereof, give at least 10 days before the date fixed for redemption (the "Redemption Date"), a notice in writing of the intention of the Corporation to redeem Preferred Shares (the "Redemption Notice") to each person who at the date of giving of such notice is a registered holder o f Preferre d Share s t o b e redeemed . Th e Redemption Notice shall set out the calculation of the Redemption Amount, the Redemption Date and the number of Preferred Shares so held that are to be redeemed. 5. Th e deliver y o f th e Redemptio n Amoun t b y such reasonable means as the Corporation deems desirable, on or before the Redemption Date shall be deemed to give effect to the Redemption on the Redemption Date. Notwithstanding the foregoing, the Corporation shall be entitled to require at any time, and from time to time, that the Redemption Amount be delivered to holders of Preferred Shares only upon presentation and surrender at the registered office of the Corporation or at any other place or places in Alberta designated by the Redemption Notice of the certificate or certificates for such Preferred Shares to be redeemed. 6. From and after the Redemption Date, the Preferred Share s shal l n o longe r b e deeme d t o b e outstandin g for any purpose and shall represent only the right to receive th e Redemptio n Amount. 7. Preferre d Share s tha t ar e redeeme d o r deeme d t o be redeemed in accordance with this Section 6 shall, subject t o applicabl e law , b e an d b e deeme d t o b e returne d t o the authorized but unissued capital of the Corporation. 7. Liquidatio n an d Fundamenta l Transactions 1. In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding up its affairs (other than in the case of a Fundamental Transaction), the holders of Preferred Shares shall be entitled to receive the Stated Value per share (on a pro rata basis) less Net Sales Returns paid or payable up to the most recent Net Sales Return Record Date prior to the commencement of any such liquidation , dissolution , windin g u p o r other distribution of the assets of the Corporation, to be paid al l suc h mone y befor e an y mone y shal l b e pai d o r property or assets distributed to the holders of any Common Shares or other shares in the capital of the Corporation ranking junior to the Preferred Shares with respect to return of capital. 2. A "Fundamenta l Transaction " mean s a transactio n or serie s o f transaction s tha t resul t i n an y o f the following: a. an amalgamation, arrangement, merger, consolidation, takeover, reverse takeover, reorganization o r othe r busines s combinatio n o r othe r similar transaction of the Corporation with or into any other perso n (provide d tha t th e othe r perso n i s no t an affiliate of the Corporation) whereby all or substantially all of the issued and outstanding Common Shares are sold, transferred or exchanged for cash and/or securities pursuant to which the shareholders of the Corporation immediately prior to such Fundamental Transaction do not immediately thereafter own shares of a successor continuing corporation that entitle them to cast more than 50% of the votes attaching to all shares in the capital of the successor or continuing corporation that may be cast to elect directors of that corporation; b . a sale , lease , dispositio n o r conveyanc e o f the propert y and/o r asset s o f th e Corporatio n a s a n entirety o r substantiall y a s a n entiret y t o an y othe r person (provided that the other person is not an affiliate of the Corporation) for consideration consisting of cash and/or securities and the subsequent distribution of all of such consideration to all of the holders of Common Shares , o n a pr o rat a basis; 3. I n th e even t o f a Fundamenta l Transaction , the holders of the Preferred Shares shall be entitled to receive in exchange for their Preferred Shares the followin g amoun t (suc h amount , th e "Fundamental Transactio n Amount") : a. Fundamental Transaction completed within the first year from issuance of Preferred Shares: [ 5 x State d Capital]; b. Fundamental Transaction completed within the second year from issuance of Preferred Shares: [5. 5 x State d Capital]; c. Fundamenta l Transactio n complete d withi n the third or fourth year from issuance of Preferred Shares: [ 6 x State d Capital]; d. Fundamenta l Transactio n complete d withi n the fift h yea r fro m issuanc e o f Preferre d Shares: [ 7 x State d Capital] ; and e. Fundamenta l Transactio n complete d mor e tha n six (6) year s fro m issuanc e o f Preferre d Shares: [ 9 x State d Capital]. provided however that in each case, the maximum aggregate amoun t payabl e unde r thi s Sectio n 7. 3 shal l b e lesse r of: (a) the aggregate consideration payable under the Fundamenta l Transactio n plu s an y Ne t Sale s Return s paid t o date ; an d (b ) th e Redemptio n Amount. 7. 4 Th e Fundamenta l Transactio n Amoun t shal l b e pai d in cas h or , i f th e consideratio n payabl e unde r the Fundamental Transaction consists of securities or other asset s (othe r tha n cash) , th e valu e attribute d t o such consideration in the Fundamental Transaction. The acquire r unde r th e Fundamenta l Transactio n (whethe r that be the Corporation, any successor entity or any other third party offerer) shall pay to each holder of Preferred Shares, such holder's pro rata portion of the Fundamental Transaction Amount in cash, securities or other assets (as applicable under the Fundamental Transaction ) n o late r tha n 3 0 day s afte r th e consummation of the Fundamental Transaction upon surrender of the Preferre d Share s fo r cancellation, 5. The right of the holders to receive the Fundamental Transactio n Amoun t shal l b e prio r i n righ t o f paymen t to the right of the holders of any Common Shares or other shares in the capital of the Corporation ranking junior to the Preferred Shares with respect to return of capital to receive any payment in connection with a Fundamental Transaction. 6. Fro m an d afte r th e effectiv e dat e o f a Fundamental Transaction , th e Preferre d Share s shal l n o longe r be deemed to be outstanding for any purpose and shall represen t onl y th e righ t t o receiv e th e Fundamental Transactio n Amount. 7, 7 I n th e even t o f an y voluntar y o r involuntary liquidation , dissolutio n o r windin g u p o f the Corporation, after the payment of all preferential amount s require d t o b e pai d t o th e holder s o f Preferred Shares, the remaining assets of the Corporation available for distribution to its shareholders shall be distributed among the holders of Common Shares, pro rata based on the numbe r o f share s hel d b y eac h holder. 8. Amendments 1. The rights, privileges, restrictions and conditions attache d t o th e Preferre d Share s ma y b e amended, modified, suspended, altered or repealed but only if consente d to , o r approve d by , th e holder s o f the Preferre d Share s i n th e manne r hereinafte r specifie d and in accordance with any requirements of applicable law. 9. Approva l b y Holder s o f Preferre d Shares 1. For the purpose of Section 8, any consent or approval give n b y th e holder s o f Preferre d Share s shal l b e deemed to have been sufficiently given if it shall have been given in writing by all the holders of the outstanding Preferre d Share s o r b y a resolutio n passe d a t a meeting of holders of Preferred Shares duly called and held upon no t les s tha n 2 1 days ' notic e i n writin g t o th e holders at which the holders of at least 50% of the outstanding Preferre d Share s ar e presen t o r ar e represente d b y proxy and carried by the affirmative vote of not less than two third s o f th e vote s cas t a t suc h meeting , O n every ballo t cas t a t ever y meetin g o f th e holder s o f the Preferred Shares, every holder of a Preferred Share shall b e entitle d t o on e (1) vot e i n respec t o f eac h Preferred Share held. Subject to the foregoing, the formalities to b e observe d i n respec t o f th e givin g o r waivin g o f notice of any such meeting or adjourned meeting and the conduct thereof shall be those from time to time prescribed in th e by - law s o f th e Corporation.

CORPORATE ACCESS NUMBER: 2019774088 Government o f Albe r t a Ŷ BUSINESS CORPORATIONS ACT CERTIFICATE OF AMALGAMATION ZOMEDICA PHARMACEUTICALS CORP. IS THE RESULT OF AN AMALGAMATION FILED ON 2016/06/21.

0 Date l,uJ._ . ""L . \ I I s;7l/f4; Title \ Q, \ 'tbf Articles Of Amalgamation Busines s Corporation s Act Sectio n 185 (I 1. - N = ame o = f A = ma = laa = ma = ted C = oro = ora = tio = n ZOMEDICA PHARMACEUTICALS CORP. 2. The classes of shares, and any maximum number of shares that the corporation is authorized to issue: See the attached Schedule of Share Capital. 3. Restrictions· on share transfers (if any): None. 4. Number, or minimum and maximum number of directors: Minimum 2 - Maximum 15 0 5. If the corporation is restricted FROM carrying on a certain business or restricted TO carrying on a certain business, specify the restriction(s): None.·· 6. Other provisions (if any): See the attached Schedule of Other Rules or Provisions. 7. Name of Amalgamating Corporations Coroorate Access Number Zomedi_ca Pharmaceuticals Corp. 2017221298 Zomedica Pharmaceuticals Ltd. 2019773122 RE G 306 8 (Rev . 2003/05 ) {W:/DOCS/7091.001/43/00453064.DOC /} FILE D ELECTRONICALLY JUN 2" 1 2016 B Y TINGLE MERRET T LLP

SCHEDUL E O F SHAR E CAPITAL THE ,CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE: (a) An unlimited number of Common Shares; and, (b) An unlimited number of Preferred Shares. A . . The Directors of the Corporation may at any time issue any Preferred Shares in one or more series, each series to consist of such number of shares as may be determined by the Directors . The Directors may determine at the time of issuance the designation, rights, privileges, restrictions and conditions attaching to the shares of each series . SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHING TO EACH CLASS OF SHARES (I) DIVIDENDS (A)'Subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to which to any series of Preferred shares, the Directors shall have complete uncontrolled discretion to pay dividends on any class or classes of shares or any series within a class of shares issued and outstanding in any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends . (II) REPAYMENT OF CAPITAL (A) . On the winding - up, liquidation or dissolution of the Corporation or upon the happening of any other event giving rise to a distribution of the Corporation's assets other than by way of dividend amongst its Shareholders for the purposes of winding - up its affairs (any such occurrence is hereafter called "Winding - Up"), subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to attach to any series of Preferred shares, the holders of all shares shall be entitled to participate pari passu . :(III) VOTING RIGHTS AND RESTRICTIONS (A) Common shares . At all meetings of Shareholders of the Corporation, each holder of Coi : nmon shares shall be entitled to one (1) vote for each Common share held . (B·) Preferred shares . The holders of the Preferred shares shall have no right to receive notice of or to be present at or vote either in person or by proxy, at any general meeting of the Corporation by virtue of or in respect of their holding of Preferred Shares . Q u {W:IDOCS/7091.00l/43/00453060.DOC /)

n SCHEDUL E O F OTHE R RULE S O R PROVISIONS (a) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation to serve until the next Annual General Meeting, but the number of additional Directors shall not at any time exceed 1 / 3 of the number of Directors who held office at the expiration of the last Annual General Meeting of the Corporation . (b) A Director or Directors of the Corporation may be elected or appointed for terms · expiring not later than the close of the third Annual Meeting of Shareholders following the election. (6)· · ·The Corporation has a lien on a share registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation. 0 {W:/DOCS/7091.00l/43/00453060.DOC /}

Articles of Amalgamation For ZOMEDIC A PHARMACEUTICAL S CORP. Share Structure: Share Transfers Restrictions: Number of Directors: Min Number of Directors: Ma x Numbe r of Directors: Business Restricted To: Business Restricted From: 2 15 NONE. NONE. SEE THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS. SEE THE ATTACHED SCHEDULE OF SHARE CAPITAL. NONE. Other Provisions: ·,.J. Registration Authorized By: PAUL A. BOLGER SOLICITOR 0 . ' . u

n Amalgamate Alberta Corporation - Registration Statement Alberta Registration Date: 2016/06/21 Corporate Access Number: 2019774088 Service Request Number: Alberta Corporation Type: Legal Entity Name: French Equivalent Name: Nuans Number: NuansDate: French.Nuans Number: French Nuans Date: 0 REGISTERED ADDRESS Street: Legal Description: City: Province:' ' · Posfal Chde: 25335566 Named Alberta Corporation ZOMEDICA PHARMACEUTICALS CORP. 1250, 639 - 5TH AVENUE S.W. CALGARY ALBERTA T 2 P 0 M 9 RECORDS ADDRESS Street:,·. ,,_' Legal Description: City: Province: Postal Code: 1250, 639 - 5TH AVENUE S.W. CALGARY ALBERTA T 2 P 0 M 9 ADDRESS FOR SERVICE BY MAIL. Post Office Box: City: · ·c ' Provine : . ' Postal Code: Internet Mail ID: CJ Share Structure: Share Transfers Restrictions: Number of Directors: SEE THE ATTACHED SCHEDULE OF SHARE CAPITAL. NONE.

Min Number Of Directors : Max Number Of Directors : Business . Restricted To : 2 15 NONE. NONE. SEE THE ATTACHED SCHEDULE OF OTHER RULES OR PROVISIONS. n Business:Restricted From: • • r Other Provisions: Professfonal Endorsement Provided: Futur e Dititi. g Required: Registration Date: 2016/06/21 Director Last Name:· First Name: Middle ' Name: LEBAR JAMES Street/Bo.x l'lumber: 30 ROBERT ATTERSLEY DRIVE WEST City: WHITBY ONTARIO L1R3B2 Province: Posta l CQde: Country: Resident Canadian: Named On Stat Dec: 0 y Last Name: First Naine: Middle Name: ROWE JEFFREY Street/BoxNumber: 3203 N. MCKINLEY City: Province: Posta l Code: Country: ResidenfCanadian: Named.0n Stat Dec: FLUSHING MICHIGAN 48433 Last Name:· First Name: Middle Name: MACARTHUR WILLIAM u Street/Box Number: 7373 DONEGAL DRIVE City: ONSTED

n - :; .. :/ Province: Post!ILCode: Country: Residen t Canadian: : , < "• Named On Stat Dec: MICHIGAN 49265 Last Name: First Name: Middle Name: Street/Box Number: 8031 ORE KNOB DRIVE City: . Province: Postal Code: Country: Resident•Canadian: FENTON MICHIGAN 48430 - 9355 SOLENSKYJR. GERALD Named . O n Sta t Dec : Y Last Name: First Name: Middle Name: WILLIAMS RODNEY 0 Street/Box Number: 6276 HIDDEN BROOK PLACE City:. Province: Postal Code: Countrf: Resident'Ca:nadian: Named ·On Sta t Dec: RANCHO CUCAMONGA CALIFORNIA 91739 Last Name:; First Name:·· Middle Name: Street/Box Number: 2360 BLUESTREAM DRIVE OAKVILLE ONTARIO L6H 7J6 City: Province: Postal Code: Country: Resident Canadian: Y Named On Stat Dec: RAMPERTAB SHAMEZE LI

!Corporate Access Numbe I Legal Entity Name I 12017221298 IIZOMEDICA PHARMACEUTICALS CORP.I 12019773122 IIZOMEDICA PHARMACEUTICALS LTD. I Amalgamating Corporation Attachm nt:. I Attachment Type IIMicrofilm Bar Codelloate Recorded! !Other Rules or ProvisionsllELECTRONIC 112016/06/21 I !statutory· Declaration 1110000907120614999!!2016/06/21 !Share Structure IIELECTRONIC 112016/06/21 I Registration Authorized By: PAUL A. BOLGER SOLICITOR 0 u

SCHEDUL E O F SHAR E CAPITAL THE CLASSES AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATIO N I S AUTHORIZE D T O ISSUE: (a ) (b ) A n unlimite d numbe r o f Commo n Shares ; and, An unlimited number of Preferred Shares. A. The Directors of the Corporation may at any time issue any Preferred Shares in one or more series, each serie s t o consis t o f suc h numbe r o f share s a s ma y be determined by the Directors. The Directors may determine at the time of issuance the designation, rights, privileges, restriction s an d condition s attachin g t o th e share s o f each series. SPECIAL RIGHTS, PRIVILEGES, RESTRICTIONS AND CONDITIONS ATTACHIN G T O EAC H CLAS S O F SHARES (I) DIVIDENDS (A) Subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to which to any series of Preferred shares, the Directors shall have complete uncontrolled discretion to pay dividend s o n an y clas s o r classe s o f share s o r an y series withi n a clas s o f share s issue d an d outstandin g i n any particular year to the exclusion of any other class or classes of shares or any series within a class of shares out of any or all profits or surplus available for dividends. (II ) REPAYMEN T O F CAPITAL (A) On the winding - up, liquidation or dissolution of the Corporation or upon the happening of any other event giving rise to a distribution of the Corporation's assets other than by way of dividend amongst its Shareholders for the purposes of winding - up its affairs (any such occurrence is hereafter called "Winding - Up"), subject to any rights, privileges, restrictions and conditions which may have been determined by the Directors to attach to any series of Preferred shares, the holders of all shares shall be entitled to participate pari passu. (III) VOTIN G RIGHT S AN D RESTRICTIONS (A) Common shares. At all meetings of Shareholders of the Corporation, each holder of Common shares shall be entitled t o on e (1) vot e fo r eac h Commo n shar e held. (B) Preferred shares. The holders of the Preferred shares shall have no right to receive notice of or to be present at or vote either in person or by proxy, at any general meeting of the Corporation by virtue of or in respect of thei r holdin g o f Preferre d Shares.

SCHEDUL E O F OTHE R RULE S O R PROVISIONS (a) The Directors may, between Annual General Meetings, appoint one or more additional Directors of the Corporation t o serv e unti l th e nex t Annua l Genera l Meeting , bu t the number of additional Directors shall not at any time exceed 1/ 3 o f th e numbe r o f Director s wh o hel d offic e a t the expiration of the last Annual General Meeting of the Corporation. (b) A Director or Directors of the Corporation may be elected or appointed for terms expiring not later than the clos e o f th e thir d Annua l Meetin g o f Shareholder s following th e election. (c) The Corporation has a lien on a share registered in the name of a Shareholder or his legal representative for a debt of that Shareholder to the Corporation .